Agreement

This Agreement, dated as of April 15, 2010, by and among Creation International Development Investments Limited., a Cayman Islands corporation (the "Company"), Mr. Gabriele Sanesi, a citizen of Italy, Mr. Gao Ren, a citizen of the PRC. (individually, the "Party", and collectively, the "Parties").

WHEREAS, The Company owns 40.54% equity interest of China Linen Textile Industry, Ltd., a Cayman Islands, BWI corporation ("China Linen"), which in turn owns Bright International Group Co., Ltd., a Republic of Vanuatu corporation ("Bright").Bright is the registered beneficial owner of 95% of Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd., a corporation incorporated in the People's Republic of China ("Lanxi Sunrise").

WHEREAS: Mr. Gabriele Sanesi, a citizen of Italy with the Passport No. of 482673Z, is the sole shareholder of the Company.

WHEREAS: Mr. Gabriele Sanesi agrees to transfer 100% of the Company's common stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the "Transfer Share") to Mr. Gao Ren directly in the event that certain condition is satisfied.

NOW, THRERFORE, in consideration of the mutual promises of the Parties and the terms and conditions hereof, the Parties hereby agree as follows:

1 The Transfer Share: When Mr. Gabriele Sanesi transfers 100% of the Company's common stock to Mr. Gao Ren directly in the event the satisfaction of the following condition: the net income of Lanxi Sunrise from January 1,2010 to June 30, 2010 is no less than US$ 2 million.

2 Authorization Mr. Gabriele Sanesi irrevocably authorize Mr. Gao Ren to exercise director's rights and shareholder's right of the Company, and undertake not to appoint any additional director without the prior written consent of Mr. Gao Ren.

3 Counterpart: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4 Effectiveness. This Agreement shall become effective as of the date first written above.

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In witness whereof, the Parties have executed this Agreement on the date first above written.

Creation International Development Investments Limited

By: Gabriele Sanesi

Name: Gabriele Sanesi

Title: Director

By: Gabriele Sanesi

Name: Gabriele Sanesi

By:

Name: Gao Ren